EXHIBIT 99.G

                               FIRST AMENDMENT TO
                                LEASE ORDER TERMS
                                 AND CONDITIONS

This FIRST AMENDMENT, dated as of June 28, 1988, between Ford Motor Company ("Lessee".) and American Finance Group ("Lessor") amends Lease Order Terms and Conditions dated as of April 5, 1988, between Lessee and Lessor (the "Lease Order"), as follows.

         1. Section 6 of the Lease Order Terms and Conditions is hereby amended and restated to read in its entirety as follows:

         "6.      ACCEPTANCE

         Lessee shall accept the equipment if the Equipment has operated efficiently for the period indicated in this Lease Order as the "Acceptance Period" in conformance with both technical specifications therefor and any proposal submitted to Lessee by Lessor. Lessee's acceptance shall be evidenced by its execution and delivery to Lessor of the "Certificate of Acceptance" in the form attached as Exhibit A. Lessee represents and warrants that Lessor is entitled to rely without independent verification or investigation on each such Certificate of Acceptance bearing a signature purporting to be that of a representative of Lessee as a true and genuine signature of a duly authorized agent of Lessee, valid and blinding against Lessee for purposes of acceptance hereunder. Rental shall begin to accrue as of the first day of "the acceptance period (the "Rental Start Date") at the Daily Acceptance Period Rent per unit of Equipment accepted shown on the Lease Order (such Daily Acceptance Period Rent being calculated as the per diem amount, per unit accepted, of the Monthly Rent based on a thirty-day month). Rental at the Monthly Rent shown on the Lease Order shall accrue and be payable in advance commencing as of the first day of calendar quarter following the month in which the last unit of Equipment under a Lease Order has been accepted. (Lease Rate Factors shown on the Lease Order are the multiple which, applied to the per Unit or aggregate Equipment Cost (as the case may be), produce the acceptance Period Rent per Unit or the Monthly Rent, respectively.)"

         2. This First Amendment shall apply to all equipment leased pursuant to Lease Orders for which the Rental Start Date is on or after May 5, 1988.

         IN WITNESS WHEREOF the parties hereto have caused this First amendment to be executed and delivered by their duly authorized representatives as of the date first above written.

                                 AMERICAN FINANCE GROUP

                                 By: /s/ [ILLEGIBLE]
                                     --------------------------------
                                     Title:   Assistant General Counsel and
                                                 Assistant Secretary


                                 FORD MOTOR COMPANY

                                 By: /s/ J.L. SCICLUNA
                                     --------------------------------
                                     Title: Director
                                            Facilities & Tools Purchasing Office

                  AMENDMENT TO LEASE ORDER TERMS AND CONDITIONS
                     BETWEEN FORD MOTOR COMPANY, LESSEE, AND
                      AMERICAN FINANCE GROUP, INC., LESSOR


         The Agreement between Ford Motor Company, as lessee ("Lessee"), and American Finance Group, Inc., as lessor ("Lessor") effective April 5, 1988 which established the Lease Order Terms and Conditions for certain personal property, is hereby amended as follows:

         The following is added to Paragraph 13:

         (d) Lessor acknowledges and agrees that Lessee shall have no responsibility to deal with any investors ("Investors") in any trust, limited partnership or other entity sponsored and managed by Lessor or its affiliates ("Investment Program") to which Lessor may assign its rights pursuant to subsection 13
                  (a) above, in connection with the Leases or the Equipment. Upon referral by Lessee to Lessor, Lessor shall promptly and diligently investigate and handle any inquiries or claims or provide other information as requested by any such Investors. For so long as no Event of Default has occurred and is continuing under the Leases, Lessor indemnifies Lessee and holds Lessee harmless from and against any costs, claims, losses or liabilities incurred or suffered by Lessee to the extent resulting from Lessor's assignment of a Lease to an Investment Program.

         The amendment is retroactive to April 5, 1988.


FORD MOTOR COMPANY                           AMERICAN FINANCE GROUP

By: /s/ R.R. CRONAN                          By: /s/ [ILLEGIBLE]
    ---------------------------                  --------------------------
Title:  Buyer Manager                            Title:  Manager
Date:   11/19/90                                 Date:   1/14/91

              SECOND AMENDMENT TO LEASE ORDER TERMS AND CONDITIONS

         This SECOND AMENDMENT, dated as of May 19, 1989, between Ford Motor Company ("Lessee") and American Finance Group ("Lessor") amends Lease Order Terms and Conditions dated as of April 5, 1988, between Lessee and Lessor (as successor in interest to American Finance Group, Inc.) (The "Lease Order Terms and Conditions"), as follows:

         1. Section 6 of the Lease Order Terms and Conditions is hereby amended and restated to read in its entirety as follows:

         "6.      ACCEPTANCE

                  Lessee shall accept the Equipment if the Equipment has operated efficiently for the period indicated in this Lease Order as the "Acceptance Period" in conformance with both technical specifications therefor and any proposal submitted to Lessee by Lessor. Lessee's acceptance shall be evidenced by its execution and delivery to Lessor of the "Acceptance Certificate" in the form attached as Exhibit
         A. Lessee represents and warrants that Lessor is entitled to rely without independent verification or investigation on each such Acceptance Certificate bearing a signature purporting to be that of a representative of Lessee as a true and genuine signature of a duly authorized agent of Lessee, valid and binding against Lessee for purposes of acceptance hereunder and for purposes of enforcement of the Lease. Rentals shall begin to accrue as of the first day of the acceptance period (the "Rental Start Date") at the Daily Acceptance Period Rent per unit of Equipment accepted shown on the Lease Order (such Daily Acceptance Period Rent being calculated as the per diem amount, per unit accepted, of the Monthly Rent based on a thirty-day month). Rental at the Monthly Rent shown on the Lease Order shall accrue and be payable in advance commencing as of the first day of the month following the month in which the last unit of Equipment under a Lease Order has been accepted. (Lease Rate Factors shown on the Lease Order are the multiple which, applied to the per Unit or aggregate Equipment Cost (as the case may be), produce the Acceptance Period Rent per Unit or the Monthly Rent, respectively.)"

         2. For all purposes under the Lease Order Terms and Conditions and Lease Orders, "Basic Rent" and "Monthly Rent" shall be synonymous.

         3. This Second Amendment shall apply to all equipment leased pursuant to Lease Order for which the Rental Start Date is on or after May 19, 1989.

         As amended hereby, the Lease Order Terms and Conditions are hereby approved, confirmed and ratified and are in full force and effect.

         IN WITNESS WHEREOF the parties hereto have caused this Second Amendment to be executed and delivered by their duly authorized representatives as of the date first above written.


FORD MOTOR COMPANY                           AMERICAN FINANCE GROUP

By: /s/ R.R. CRONAN                          By: /s/ [ILLEGIBLE]
    ---------------------------                  --------------------------
Title:  Buyer                                    Title:

ATTACHMENT A TO LEASE/PURCHASE ORDER NO. _________________


            Lessor:     AMERICAN FINANCE GROUP, INC.
            Address:    Exchange Place
                        Boston, Massachusetts 02109

            Lessee:     FORD MOTOR COMPANY
                        The American Road
                        Dearborn, MI  48121

                        LEASE ORDER TERMS AND CONDITIONS

1.       LEASE; ENTIRE AGREEMENT

         This Attachment, dated as of April 5, 1988, sets forth the terms and conditions governing the lease of certain items of personal property (the "Equipment") described on the face of the Lease Order to which this document is attached. This attachment, such lease/purchase order and any other attachments thereto shall constitute the "Lease Order" as such term is used herein and the entire agreement between the parties thereto; provided, however, that the printed terms and conditions (if any) on the reverse side of such lease/purchase Order shall have no force and effect. In the event of a conflict between the typewritten terms and conditions on the face of the Lease Order and the terms and conditions set forth herein, the typewritten terms and conditions on the face of the Lease Order shall govern.

2.       TERM; RENTAL PAYMENTS

         (a) The term of the Lease Order is set forth on the face of this Lease Order and shall commence on the Rental Start Date as defined herein.

         (b) Lessee shall make rental payments to Lessor for lease of the Equipment in the amounts and on the dates specified in this Lease Order. All rental or other payments by Lessee to Lessor shall be made Lessor at the address set forth in this Lease Order or at such other address as Lessor may hereafter direct in writing.

3.       NET LEASE; LESSEE'S INDEMNITY; NO WARRANTIES BY LESSOR.

         Rent is net of, and Lessee agrees to pay, and will indemnify and hold Lessor and any assignee of Lessor harmless from and against, all costs (including, without limitation, maintenance, repair and insurance costs), claims (but excluding third-party suits based solely on a claim of product liability or strict liability in tort), losses or liabilities relating to the Equipment or its use that are incurred by or asserted against Lessee, any permitted sublessee of Lessee, Lessor or any assignee of Lessor and arise out of matters occurring prior to the return of the Equipment (1) unless Lessor's intentional misconduct or negligence is the direct and proximate cause of the foregoing, and
         (ii) other than liens and security interests created by Lessor and
         (iii) other than taxes, fees, charges and assessments described in section 5(b) hereof. The Lease Order is for purposes of providing lease financing only. Lessor is not a dealer, supplier, manufacturer or vendor of the Equipment, and Lessee is solely responsible for the selection of the Equipment, the manufacturer and vendor thereof in accordance with Lessee's specifications and for the inspection, acceptance, use and maintenance of the Equipment. Lessee agrees that it shall not initiate or participate, by joinder or otherwise, in a claim or counterclaim against Lessor or product liability or strict liability in tort and will object by appropriate proceeding to the inclusion of Lessor as a defendant in any proceeding based upon such a claim. The Lease Order is a triple net lease. Lessee's obligations are not subject to defense, counterclaim, set-off, abatement or recoupment, and Lessee waives all rights to terminate or surrender the Lease Order, for any reason, including, without limitation, defect in the Equipment or nonperformance by Lessor, PROVIDED, HOWEVER, that Lessee specifically retains the right to seek recourse against Lessor by way of separate action either at law or in equity in the event of nonperformance by Lessor under the Lease Order. LESSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Lessor will assign to Lessee all manufacturer or vendor warranties and will cooperate with Lessee in asserting any claims under such warranties.

4.       USE, MAINTENANCE AND REPAIRS

         The Equipment is to be used exclusively by Lessee in the conduct of its business, only for the purposes for which it was designed. The equipment is not to be removed from the location specified on the Lease Order except upon prior written notice to Lessor, and in no event may the Equipment be moved to a location outside the continental United States without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee will effect all maintenance and repairs necessary to keep the Equipment in good and efficient operating condition and appearance, reasonable wear and tear excepted. All maintenance and repairs will be made in accordance with the manufacturer's recommendations and by authorized representatives of the manufacturer or by persons of equal skill and knowledge whose work will not adversely affect any applicable manufacturer's or vendor's warranty.

5.       COMPLIANCE WITH LAWS; TAXES

         (a) Lessee shall comply with and conform to all laws and regulations relating to the possession, use and maintenance of the Equipment, and shall save Lessor harmless against actual or asserted violations thereof.

         (b) Lessee agrees to prepare and file all required returns or reports and to pay all sales, gross receipts, personal property and other taxes, fees, interest, fines or penalties imposed by any governmental authority relating in any way to the Equipment, except taxes measured by the net worth, net or gross income or profit of Lessor, including the Michigan Single Business Tax, which shall be solely the responsibility of Lessor. Notwithstanding the foregoing, Lessor will report and pay all use taxes and Lessee will pay to Lessor, on each Basic Rent Payment Date, as additional rent, an amount equal to the Basic Rent Payment Date, as additional rent, an amount equal to the use taxes attributable to that payment of Basic Rent. If any item of Equipment is located in a taxing jurisdiction that does not allow Lessee to report and pay personal property taxes directly, Lessee will prepare an appropriate tax return to be delivered, together with funds equal to the taxes Lessee claims are due on such return, to

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

                  Lessor not less than ten (10) days prior to the date such taxes, are due. The state and local retail sales and use tax status of the Equipment shall be indicated on the face of this Lease Order.

6.       ACCEPTANCE

         Lessee shall accept the Equipment if the Equipment has operated efficiently for the period indicated in this Lease Order as the "Acceptance Period" in conformance with both technical specifications therefor and any proposal submitted to lessee by Lessor. Lessee's acceptance shall be evidenced by its execution and delivery to Lessor of the "Certificate of Acceptance" in the form attached as Exhibit A. Lessee represents and warrants that Lessor is entitled to rely without independent verification or investigation on each such Certificate of Acceptance bearing a signature purporting to be that of a representative of Lessee as a true and genuine signature of a duly authorized agent of Lessee, valid and binding against Lessee for purposes of acceptance hereunder. Rental shall begin to accrue as of the first day of the acceptance period (the "Rental Start Date") at the Daily Acceptance Period Rent per unit of Equipment accepted shown on the Lease Order (such Daily Acceptance Period Rate being calculated as the per diem amount, per unit accepted, of the Monthly Rent based on a thirty-day month). Rental at the Monthly Rent shown on the Lease Order shall accrue and be payable in advance commencing as of the first day of month following the month in which the last unit of Equipment under a Lease Order has been accepted. (Lease Rate Factors shown on the Lease Order are the multiple which, applied to the per Unit or aggregate Equipment Cost (as the case may be), produce the Acceptance Period Rent per Unit or the Monthly Rent, respectively.)

7.       LICENSE

         Lessor grants to Lessee a nonexclusive, nontransferable license to use the software products, including related documentation, provided with the Equipment solely for Lessee's own use on or with the Equipment. Lessee will not sell, transfer, disclose, or otherwise make available such software products or copies thereof to third parties; provided, however, that the software products may be disclosed on a need-to-know basis to Lessee's employees or independent contractors using the Equipment. No title or ownership of the software products or any portion thereof is transferred to Lessee. The license granted herein shall terminate upon termination of this Lease Order, and Lessee agrees, upon termination, to return or destroy the software products and all portions or copies thereof.

8.       TRANSPORTATION EXPENSES

         (a) Unless otherwise indicated in this Lease Order, all Equipment transportation, rigging and drayage charges shall be paid by Lessee. Lessee shall furnish such labor as may be necessary for packing and unpacking Equipment when in the possession of Lessee.

         (b) All shipments of Equipment shall be made by a method specified by Lessee.

9.       RISK OF LOSS

         Lessee will bear all risk of loss with respect to the Equipment during the Lease Term and until the Equipment is returned to Lessor. Lessee will notify Lessor promptly in writing if any item of Equipment is lost, stolen, requisitioned by a governmental authority or damaged beyond repair (each a "Casualty"), describing the Casualty in reasonable detail, and will promptly file a claim under appropriate policies of insurance. Lessee may, with the prior written consent of Lessor, replace the Equipment suffering a Casualty with similar items of at least equal value and utility. If Lessee does not replace the Equipment, Lessee will pay to Lessor on the next Payment Date following the Casualty, in addition to Basic Rent and other sums due on that date, an amount equal to the Order, solely as it relates to the Equipment suffering the Casualty, will terminate and ownership of the Equipment suffering the Casualty, including all claims for insurance proceeds or condemnation awards, will pass to Lessee upon receipt of such payment by Lessor.

10.      INSURANCE

         Lessee agrees, directly or through an agent, to maintain policies of insurance on the Equipment in amounts, against risks and on terms and conditions applicable to other equipment owned or leased by Lessee and similar to the Equipment. Such insurance will at a minimum include (1) physical damage and theft insurance in an amount at least equal to the Casualty Value set forth on the Lease Order for such Equipment and (ii) comprehensive liability insurance in the amount of at least $5,000,000 per occurrence, in each case with deductibles not in excess of $100,000. All policies (A) are to be maintained with insurers acceptable to Lessor; (B) are to name Lessor and its assignees as loss payees with respect to physical damage and theft and as additional insureds with respect to liability, as their interests may appear; and
         (C) are to provide that they may not be altered or cancelled except upon thirty days prior written notice to Lessor and each of Lessor's assignees named as additional insured and loss payee. Lessee agrees to deliver to Lessor such certificates of insurance as Lessor may, from time to time, request. Lessor may hold any insurance proceeds as security for Lessee's performance of its obligations with respect to the Equipment on behalf of which the proceeds were paid and the payment of all rent and other sums then due and unpaid under the Lease Order and will pay such proceeds over to Lessee only upon receipt of satisfactory evidence thereof. Lessor accepts Lessee's current practices of self-insurance in satisfaction of the requirements set forth above.

11.      QUIET POSSESSION AND USE

         (a) Title to the Equipment shall remain in Lessor, and Lessee shall keep the Equipment free and clear of any and all liens, charges and encumbrances of any party claiming by or through Lessee.

         (b) Lessor covenants and warrants to and with Lessee that Lessor is the lawful owner of the Equipment, free from all encumbrances, and that subject to Lessee performing the conditions hereof, Lessee shall peaceably and quietly hold, possess and use the Equipment during the term of this Lease Order. Lessor shall indemnify and hold harmless Lessee and will protect and defend, at its sole expense, the rights of Lessee described in this Paragraph against any claims against or encumbrances on the Equipment asserted by or through Lessor.

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

12.      LESSEE'S RIGHT TO SUBLEASE AND ASSIGN

         Provided that Lessee is not in default hereunder, Lessee shall have the following rights to sublease the Equipment or assign this Lease Order for the remainder of the applicable lease term; provided, however, that Lessee shall remain responsible for all provisions and obligations of this Lease Order:

         (a) Lessee may sublease the Equipment to a Ford Affiliated Company upon reasonable prior notice to Lessor (a "Ford Affiliated Company" is any subsidiary or affiliate of Lessee 51% of the voting stock or assets of which are indirectly or directly owned or controlled by Lessee); or

         (b) Lessee may sublease the Equipment or assign this Lease Order to any other party upon 30 days prior written notice to Lessor and provided that Lessor consents in writing to such sublessee or assignee and all terms and conditions of such sublease or assignment, such consent not to be unreasonably withheld.

13.      ASSIGNMENT BY LESSOR

         (a) Lessor may at any time and from time to time transfer, assign or grant a security interest in its rights under this Lease Order, the Equipment and/or the rental payments and other sums at any time due and to become due, or at any time owing or payable, by Lessee to Lessor under any of the provisions of this Lease Order, provided that Lessor gives Lessee 30 days prior written notice of any proposed transfer, assignment or grant an assignment to a trust, limited partnership or other entity sponsored and managed by Lessor or its affiliates. Any such assignment may be either absolute or as collateral security for indebtedness of Lessor. There shall be only one absolute assignee and one collateral assignee at any one time. It shall be reasonable for Lessee to withhold its approval if the proposed transfer, assignment or grant of a security interest would in any way affect any then existing loan commitments or lines of credit of Lessee or any member of Lessee's "Affiliated Group" with such assignee or with any corporation that is a member of an "Affiliated Group" of which such assignee is also a member. The term "Affiliated Group" shall have the meaning set forth in Section 1504(a) of the Internal Revenue Code.

         (b) No such assignee shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under any of the terms and conditions hereof; provided, however, that such assignee shall be obligated to comply with this Paragraph in the event such assignee proposes to further transfer, assign or grant a security interest in its rights under this Lease Order. Notwithstanding any such assignment, each and every covenant, agreement, representation and warranty of Lessor shall survive any such assignment and shall be and remain the sole liability of Lessor and of every person, firm or corporation succeeding (by merger, consolidation, purchase of assets or otherwise) to all or substantially all business assets or goodwill of Lessor. Without limiting the foregoing, Lessee acknowledges and agrees that from and after the receipt by Lessee of written notice of an assignment from Lessor (i) if so directed, all rental and other payments which are the subject matter of the assignment shall be paid to the assignee thereof at the place of payment designated in such notice, (ii) if such assignment was made for collateral purposes, the rights of any such assignee in and to the rental and other payments by Lessee under any provisions of this Lease Order shall be absolute and unconditional and shall not be subject to any abatement whatsoever, or to any defense, set-off, counterclaim or recoupment whatsoever by reason of any damage to or loss or destruction of the Equipment, or any defect in or failure of title of Lessor to the Equipment, or any interruption from whatsoever cause (other than from any wrongful act of such assignee) in the use, operation or possession of the Equipment or any indebtedness or liability howsoever and whenever arising of Lessor to Lessee or to any other person, firm, corporation or governmental agency or taxing authority, or any misconduct or negligence of Lessor, and (iii) theassistance shall have the sole right to exercise all rights, privileges, consents and remedies (either in its own name or in the name of Lessor for the use and benefit of the assignee) which are permitted or provided to be exercised by lessor. Lessee shall confirm the above to such assignee in writing in such form as such assignee may reasonably require. Lessee does not hereby waive any claim which it may have against Lessor, any assignee or any other party.

         (c) It is further understood and agreed that if a security interest in the Equipment is granted to an assignee of the rental payments as additional security for indebtedness of Lessor, the security agreement covering the Equipment shall expressly provide that the right, title and interest of the secured party thereunder is subject to the right and interest of Lessee in and to the Equipment pursuant to this Lease Order.

14.      ALTERATIONS AND ATTACHMENTS

         Lessee may make or have made on its behalf alterations in and additions or attachments to the Equipment which are necessary or desirable for the maintenance or improvement or the equipment, all at Lessee's sole cost and expense, provided that no such alteration, addition or attachment reduces the value or impairs the capabilities or efficiency of the Equipment or violates the provisions of Revenue Procedure 79-48 or any successor rule, regulation or Revenue Procedure. Lessor shall, at Lessee's sole expense, execute and deliver from time to time such instruments, including but not limited to orders for new equipment, components or modifications, and do such other matters and things as may be necessary or appropriate to Lessee's rights under this Paragraph
         14. Any part, attachment, appurtenance or accessory constituting a physical part of the Equipment which cannot be readily removed without impairing the value or utility of the Equipment and shall be deemed to be an accession to the Equipment and shall from that time be deemed part of the Equipment, with title thereto vesting in Lessor. Such alterations, additions or attachments shall not modify the term of the lease of the Equipment with respect to which such alterations, additions or attachments are made unless agreed to by Lessor and Lessee. If Lessee shall affix the Equipment to any real property, the Equipment shall remain personalty and shall not become part of the realty.

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

15.      RECORDATION

         Lessee, upon demand in writing from Lessor, shall assist Lessor to cause the Lease Order, all attachments and exhibits hereto and any and all additional instruments or statements which shall be executed pursuant to the terms hereof, so far as permitted by applicable law or regulations, to be kept, filed, and recorded and to be re-executed, refiled, and re-recorded at all times in the appropriate office and in such other places, whether within or without the United States, as Lessor may reasonably request to perfect and preserve its rights hereunder.

16.      INSPECTION; REPORTS

         Lessor may from time to time, upon reasonable notice and during Lessee's normal business hours, inspect the Equipment and Lessee's records with respect thereto and discuss Lessee's financial condition with knowledgeable representatives of Lessee. Lessee will, if requested, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering a Casualty, a certificate of no default or such other information or evidence of compliance with Lessee's obligations under the Lease Order as Lessor may reasonably request.

17.      LATE PAYMENT CHARGES; LESSOR'S RIGHT TO PERFORM FOR LESSEE

         A Late Payment Charge equal to the lesser of the late payment charge assessed against Lessor in connection with the financing of its purchase of the Equipment or 2% per annum above the prime or base lending rate of The First National Bank of Boston, as announced from time to time, will accrue on any sum not paid when due for each day not paid, provided that Lessor has furnished Lessee with an invoice therefor thirty (30) days prior to the due date thereof and given ten business days' written notice of such nonpayment. If Lessee fails to duly and promptly pay or perform any of its obligations hereunder, Lessor may itself pay or perform such obligations for the account of Lessee without thereby waiving any default and Lessee will pay to Lessor, on demand and in addition to Basic Rent, an amount equal to all sums so paid or expenses so incurred, plus a Late Payment Charge accruing from the date such sums were paid or expenses incurred by Lessor.

18.      LESSEE'S OPTIONS UPON LEASE EXPIRATION

         Lessee has the option at the expiration of the Lease Term, exercisable with respect to all, but not less than all, items of Equipment leased pursuant to Lease Orders having the same Expiration Date, (i) to return the Equipment to Lessor, (ii) to renew the Lease Order at fair rental value for a Renewal Term the length of which shall be determined by agreement of Lessee and Lessor or (iii) to purchase the Equipment for cash at its then fair market value. Lessee agrees to provide Lessor written notice of its decision to return or purchase the Equipment or renew the Lease order not less than 90 days prior to the Expiration Date. If Lessee fails to give Lessor 90 days' written notice, the Lease Term may, at Lessor's option, be extended and continue until 90 days from the date Lessor receives written notice of Lessee's decision to return or purchase the Equipment or renew the Lease Order. Fair market value, fair rental value and useful life will be determined by agreement of Lessor and Lessee, or if the parties cannot agree, by an independent equipment appraiser of nationally recognized standing selected by mutual agreement of and paid equally by Lessor and Lessee. At the expiration of the Lease Term or any extension or renewal thereof. Lessee will, at its expense, assemble, pack, and crate the Equipment, all in accordance with manufacturer's recommendations, if any, and deliver it by common carrier, freight and insurance prepaid, to a place to be designated by Lessor within the continental United States. All packaging will include related maintenance logs, operating manuals, and other related materials and will be clearly marked so as to identify the contents thereof. The Equipment will be returned in good and efficient operating condition and appearance, reasonable wear and tear excepted, and eligible for manufacturer's maintenance. If available, free of all Lessee's markings and free of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. Lessor may, but is not required to, inspect the Equipment prior to its return. If, upon inspection, Lessor determines that the condition of any item of Equipment does not conform to the minimum requirements set forth on Exhibit B hereto, Lessor will promptly notify Lessee of such determination, specifying the repairs or refurbishments needed to place the Equipment in the minimum acceptable condition. Lessor may, at its option, either require Lessee to effect such repairs or itself effect such repairs. Lessor may re-inspect the Equipment and require further repairs as often as necessary until the Equipment is placed in acceptable condition. In either case, all costs will be paid by Lessee. The Lease Order shall continue in full force and effect and Lessee shall continue to pay Basic Rent through and including the date on which the Equipment is accepted for return by Lessor.

19.      LESSEE'S REPRESENTATIONS AND WARRANTIES

         Lessee represents, warrants and certifies as of the date of execution and delivery of each Lease Order as follows:

         (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power to enter into and to pay and perform its obligations under the Lease Order, and is duly qualified and in good standing in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or the performance of its obligations under or the enforceability of the Lease Order;

         (b) The Lease Order and all related documents (including, without limitation, the Certificate of acceptance) have been duly authorized, executed and delivered by Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee's organizational documents or its By Laws, any agreement to which it is a party or by which it or its property is bound, or any law regulation or order of any governmental authority;

         (c) Lessor's right, title and interest in and to the Lease Order, the Equipment and the rentals therefrom will not be affected or impaired by the terms of any agreement or instrument by which Lessee or its property is bound;

         (d) No approval of, or filing with, any governmental authority or other person is required in connection with Lessee's entering into or the payment or performance of its obligations under the Lease Order;

         (e) There are no suits or proceedings pending or threatened before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would materially adversely affect Lessee's business or financial condition or its ability to perform any of its obligations under the Lease Order or this Master Lease Agreement as incorporated therein by reference; and

         (f) There has been no material adverse change to Lessee's financial condition since the date of its most recent audited financial statement.

20.      DEFAULT

         (a) If, during the continuance of this Lease Order, one or more of the following events ("Events of Default") shall occur:

                  (i) Lessee shall fail to make any part of the rental payments provided in Section 2 hereof within ten days after receipt of written notice of nonpayment;

                  (ii) Lessee shall make or permit any unauthorized assignment or transfer of this Lease Order or possession of the Equipment to any third party.

                  (iii) Lessee shall fail to observe or perform any other material covenant, condition and agreement of Lessee contained herein and such failure shall continue for 30 days after written notice thereof from Lessor to Lessee. If such Event of Default is of such a nature that it cannot reasonably be cured within 30 days, then Lessee shall not be deemed in default during any period of time that it takes Lessee to cure such Event of Default, provided that Lessee notifies Lessor in writing that efforts to cure such defaults have been commenced and Lessee is diligently pursuing such cure in good faith;

                  (iv) Lessee shall have entered against it by a court of competent jurisdiction a decree or order for relief in respect of the Lessee in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafterin effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (v) Lessee shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law nor or hereafter in effect, or consent or the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official of the Lessee) or for any substantial part of its property, or make any general assignment for the benefit of creditors, or fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing.

         (b) Upon the occurrence of an Event of Default, Lessor may, without notice to Lessee, declare the applicable Lease Order in default and may exercise any of the following remedies:

         I.       at Lessor's option, and in its sole discretion either:

                  (i) Declare all Basic Rent and other sums due or to become due under the Lease Order immediately due and payable, and sue to enforce the payment thereof; or

                  (ii) receive from Lessee (and sue to enforce the payment thereof), as liquidated damages for loss of the bargain and not as a penalty, and in addition to all accrued and unpaid Basic Rent and other sums due under the Lease Order, an amount equal to the greater of (A) the Casualty Value set forth on the Lease Order calculated after the last payment of Basic Rent actually received by Lessor or (B) the fair market value of the Equipment as of the date of default determined by an appraiser selected by Lessor, plus, in either case, interest thereon at the Late Payment Charge rate from the date of default until the date of payment, and, after receipt in good funds of the sums described above, Lessor will, if it has not already done so, terminate the Lease Order and, at its option, either pay over to Lessee all of its right, title and interest in and to the Equipment, as is, where is and with all faults, without recourse and without warranty; and

         II. without regard to whether Lessor has elected either option in subsection I. above, Lessor may

                  (i) proceed by appropriate court action either at law or in equity to enforce performance by Lessee of the covenants and terms of the Lease Order and to recover damages for the breach thereof; and

                  (ii) terminate the Lease Order by written notice to Lessee, whereupon all right of Lessee to use the Equipment will immediately cease and Lessee will forthwith return the Equipment to Lessor in accordance with the provisions hereof; and

                  (iii) repossess the Equipment and without notice to Lessee, dispose of it by private or public, cash or credit sale or by lease to a different lessee, in all events free and clear of any rights of Lessee, and for this purpose Lessee hereby grants to Lessor and its agents the right to enter upon the premises where the Equipment is located and to remove the Equipment therefrom and Lessee agrees not to interfere with the peaceful repossession of the Equipment; and

                  (iv) recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession, storage, appraisal, repair, reconditioning and disposition of the Equipment and reasonable attorneys' fees and expenses.

         (c) The remedies provided for in this Lease Order shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies existing at law or in equity. The failure or delay of either party in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any of such contingencies or similar contingencies and any single or partial exercise of any particular right shall not exhaust the same or constitute a waiver or any other right provided herein.

21.      NOTICE; GOVERNING LAW

         All notices required hereunder shall be effective upon receipt in writing delivered by hand or by other receipt-acknowledged method of delivery at the address first above written. This Lease Order shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         AMERICAN FINANCE GROUP, INC.           FORD MOTOR COMPANY

         By: /s/ [ILLEGIBLE]                    By: /s/ J. L. SEIDLUNA
             ----------------------------           ----------------------------
             Title: Vice President                  Title: Director, Facilities
                                                           and Tools Purchasing
                                                           Office

                                    EXHIBIT A
                       To Lease Order Terms and Conditions
                  Between American Finance Group, Inc., Lessor,
                         and Ford Motor Company, Lessee,
                             dated April ___, 1988.

                             ACCEPTANCE CERTIFICATE

         The undersigned Ford Motor Company ("Lessee"), by its duly authorized representative whose signature appears below, hereby represents, warrants and certifies (a) that the Equipment described on the Internal Combustion Truck Pre-Delivery/Delivery Report has been delivered to and inspected and found satisfactory by Lessee and is accepted for lease by Lessee under Lease Order No. _______, and the Lease Order Terms and Conditions dated April ___, 1988 as incorporated therein by reference, as of the Acceptance Date set forth below;
(b) all items of Equipment are new and unused as of the Acceptance Date, except as otherwise specified, and (c) the representations and warranties of Leases set forth in the Lease Order Terms and Conditions are true and correct as of the date hereof.

            ACCEPTANCE DATE: _____________________

                                            FORD MOTOR COMPANY


                                            By: /s/
                                                ------------------------------
                                                Authorized Signer

Accepted and Agreed To:

AMERICAN FINANCE GROUP, INC.


By: /s/
    ----------------------------
    Authorized Signer

        [ATTACH INTERNAL COMBUSTION TRUCK PRE-DELIVERY/DELIVERY REPORT]

                                    EXHIBIT B
                       To Lease Order Terms and Conditions
                  Between American Finance Group, Inc., Lessor,
                         and Ford Motor Company, Lessee,
                             dated April ___, 1988.

CONDITION OF EQUIPMENT AT EXPIRATION OF LEASE TERM:

1.       When loaded to its rated capacity, each Unit shall:

         (a) Start under its own power and idle without water or fuel leaks and without oil leaks in excess of one drip per minute.

         (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner.

         (c)      Steer normally right and left in both forward and reverse.

         (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

         (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Oil leakage must not be such that there is more than one drip per minute. Carriage, lift chains and channel assembly shall be in working condition, normal wear and tear expected.

         (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift.

         (g)      All motors shall operate without arcing and/or sparking.

2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brakes, and lights shall be operational.

3. Each Unit shall have tires with at least thirty-five percent (35%) remaining tread, and without flat spots. Chunking shall be permitted, but there shall be no chunks larger than a half dollar in size.

4.       Each Unit shall be complete with all parts and pieces.

[LOGO OMITTED] AMERICAN FINANCE GROUP


                                             May 9, 1989

Mr. Robert Cronan
Buyer - Plant Equipment and Sales Section
Facilities and Tools Purchasing
FORD MOTOR COMPANY
The American Road
FMCC Bldg., Room 2421
Dearborn, MI  48121-1705

         Re: Lease Order terms and Conditions dated as of April 5, 1988 between Ford Motor Company, as lessee ("Ford") and American Finance Group, as lessor ("APG")

Dear Bob:

         An oversight has come to out attention in connection with the referenced Lease Order Terms and Conditions, which we intend to correct by this letter if it is acceptable to you.

         Section 9 of the Lease Order Terms and Conditions, which apply to all Lease/Purchase Orders, provides procedures to follow in the event that any item of equipment is destroyed, lost or requisitioned by the government. It states that Ford may either replace the destroyed item of equipment or, at Ford's option, pay AFG an agreed-upon amount as the casualty value of the destroyed equipment. That agreed-upon amount, or "Casualty Value." was to be spelled out in each Lease/Purchase Order.

         We understand that, to meet its equipment needs, Ford is likely to replace any destroyed equipment rather than do without. However, it has been our oversight that in using your form of Lease/Purchase Order we have not been furnishing the Casualty values for each item of equipment subject to the orders.

         Attached please find two schedules, Casualty Value Schedule A (for three-year leases) and Casualty Value Schedule B (for five-year leases). These schedules provide a declining percentage value, based on original equipment cost, of equipment over the course of a three or five year lease. For the sake of simplicity, we suggest that these Casualty Value Schedules be incorporated by amendment into all existing Lease/Purchase Orders and apply automatically to all future Lease/Purchase Orders unless we specifically agree otherwise.

         Nothing in this letter is intended to impair Ford's ability to replace destroyed equipment as provided in the Lease Order Terms and Conditions rather than to pay the Casualty Value based on the attached formulas.

[LOGO OMITTED] Robert Cronan
May 9, 1989

         Please let me know at your earliest convenience if the attached values and the proposal set out in this letter are acceptable to you. If the values and this letter are acceptable, please sign the enclosed counterpart of this letter and return it to Eileen Waters' attention as soon as possible.

         Thanks for your help in resolving this issue.

                                        Best regards,


                                        /s/ DAVID W. PARR
                                        --------------------------------
                                        David W. Parr
                                        Associate General Counsel
                                        and Vice President

Accepted and Agreed to:

FORD MOTOR COMPANY


By: /s/ R. R. CRONAN
    ----------------------------
Title: R.R. Cronan, Buyer


0478F

Encs.

                               FORD MOTOR COMPANY

                                 CASUALTY VALUES

                    (Stated as Percentage of Equipment Cost)

              AFTER PRIMARY TERM                       CASUALTY
                   PAYMENT NO.                          VALUE
                   -----------                          -----
                    Prior to 1                          112.00
                             1                          110.98
                             2                          109.94
                             3                          108.89
                             4                          107.83
                             5                          106.75
                             6                          105.66
                             7                          104.55
                             8                          103.43
                             9                          102.29
                            10                          101.14
                            11                           99.97
                            12                           98.78
                            13                           97.58
                            14                           96.37
                            15                           95.13
                            16                           93.88
                            17                           92.62
                            18                           91.33
                            19                           90.03
                            20                           88.71
                            21                           87.38
                            22                           86.02
                            23                           84.65
                            24                           83.26
                            25                           81.85
                            26                           80.42
                            27                           78.97
                            28                           77.51
                            29                           76.02
                            30                           74.51
                            31                           72.99
                            32                           71.44
                            33                           69.87
                            34                           68.28
                            35                           66.67
                            36                           65.00

                               FORD MOTOR COMPANY

                                 CASUALTY VALUES

                    (Stated as Percentage of Equipment Cost)


       AFTER                                    AFTER
      PRIMARY                                  PRIMARY
       TERM               CASUALTY              TERM                CASUALTY
     PAYMENT NO.            VALUE             PAYMENT NO.             VALUE
     -----------            -----             -----------             -----
     Prior to 1            112.00
              1            111.34                 31                  86.32
              2            110.66                 32                  85.29
              3            109.98                 33                  84.25
              4            109.28                 34                  83.19
              5            108.58                 35                  82.12
              6            107.86                 36                  81.03
              7            107.14                 37                  79.93
              8            106.41                 38                  78.82
              9            105.66                 39                  77.68
             10            104.90                 40                  76.54
             11            104.14                 41                  75.37
             12            103.36                 42                  74.19
             13            102.57                 43                  73.00
             14            101.77                 44                  71.78
             15            100.96                 45                  70.55
             16            100.14                 46                  69.31
             17             99.31                 47                  68.04
             18             98.46                 48                  66.76
             19             97.60                 49                  65.46
             20             96.73                 50                  64.15
             21             95.85                 51                  62.81
             22             94.96                 52                  61.46
             23             94.05                 53                  60.09
             24             93.13                 54                  58.70
             25             92.20                 55                  57.29
             26             91.25                 56                  55.86
             27             90.29                 57                  54.41
             28             89.32                 58                  52.94
             29             88.33                 59                  51.46
             30             87.33                 60                  50.00

[FORD LOGO]  Purchase Order Original-

                                                ----------------------------------------------------------------------
Buyer agrees to purchase and receive            - THESE ITEMS MUST APPEAR ON ALL SHIPPING AND BILLING DOCUMENTS
Ship to:                                        ----------------------------------------------------------------------
FORD CCD CONNERSVILLE VISTEON     CC05A         Blanket Order No.       Purchase order number or release authorization
4747 WESTERN AVENUE                                                     when blanket order number is entered
CONNERSVILLE, IN  47331
                                                                                G92 P000 549862
                                                ----------------------------------------------------------------------
ATTN:  S. BLANTON-WISE                          Title Transfer Point (F.O.B.)                   Date Of Order
                                                  Origin:  Carrier Seller's Plant                 03/06/00
                                                ----------------------------------------------------------------------
                                                Transportation Terms                   Delivery Date
                                                  PREPAY AND SUMMARY BILL                01/01/00
                                                ----------------------------------------------------------------------
                                                Payment Terms
                                                                   NET 10 DAYS
                                                ----------------------------------------------------------------------
                                                Routing                                     Funds
                                                             SELLER'S DELIVERY                      U.S. DOLLAR
----------------------------------------------------------------------------------------------------------------------
000216000612 01-02                              Taxes See Buyer's Standard Terms and        Invoice To:
EQUIS FINANCIAL GROUP   J0V9U                   Conditions.  Permit No.                   DO NOT INVOICE ERS CODE 4 SEE
88 BROAD STREET                                 382417960-001-7                           INSTRUCTIONS BELOW
BOSTON, MA  02110



(Seller) will sell and deliver the supplies and services specified herein in accordance with Buyer's standard terms and conditions (Form No. FGT25, rev 4/97)
which have been provided separately. Additional copies are available from Buyer.
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
LINE NO.            ITEM NUMBER                            QUANTITY*      U/M*                           UNIT PRICE
======================================================================================================================
  001          PLANT PART # - MISC 001259                       24     MONTHS                            3,345.00000
               RENEW LEASE ON 28 LIFT TRUCKS FOR 24 MONTHS FROM JANUARY 2000 THRU DECEMBER 2001

DO NOT INVOICE OR SEND PRICE ADVICE
FORD'S PAYMENT OBLIGATION IS AS SPECIFIED ON THE PURCHASE ORDER.  IF PRICE SHOWN ON THIS DOCUMENT IS NOT CORRECT,
CONTACT BUYER SHOWN ON THIS ORDER BEFORE SHIPMENT.  IF PAYMENT IS NOT RECEIVED OR PAYMENT REFLECTS INCORRECT QUANTITY,
CONTACT REQUESTER SHOWN ON THIS ORDER.  IF ORDER SPECIFIES PREPAID AND SUMMARY FREIGHT, INVOICE FREIGHT TO:
P.O. BOX 6015, DEARBORN, MI  48121

DIRECT VALUATED RECEIPT SETTLEMENT (ERS) OR PAYMENT INQUIRIES TO (734)  525-7800.

********************************************************************************
***ATTENTION SUPPLIER:  YOU MUST FOLLOW ALL CAUSES ON THIS QUOTE BEFORE YOU RETURN THIS REQUEST FOR QUOTE (RFQ)
INCLUDING:  PROVIDE THE PROPER UNIT PRICE FOR EACH LINE ITEM ON THE FORD RFQ.
2)  PROVIDE A GRAND TOTAL LINE AFTER THE LAST LINE ITEM.
3)  SIGN THE FORD RFQ FORM AND INCLUDE DELIVERY TIMES AND TERMS
4)  IF YOU CAN'T MAKE THE RFQ DUE DATE CALL THE ENGINEER TO REQUEST AN EXTENSION AND TELL THE ENGINEER TO
    INFORM THE BUYER OF THE NEW DATE.

        ORIGINAL RENEWAL R/S           RENEWED AS                 RENT
        --------------------           ----------               --------
            A524844-RN4                A549862-RN5              $ 330.00
            B524844-RN4                B549862-RN5              $ 130.00
            C524844-RN4                C549862-RN5              $ 155.00
            D524844-RN4                D549862-RN5              $ 420.00
            E524844-RN4                E549862-RN5              $2310.00
                                                                --------
                                                               $3345.00

REQUESTOR:   S. BLANTON-WISE- 3178277453
BUYER:  RAYMOND LARK (4648) - (313) 337-1444
REQUISITION NO.:  RQ00033R14

                                  PAGE 1 OF 2              LINE ITEM TOTAL = 1


[FORD LOGO]  Purchase Order Original-
                                                ---------------------------------------------------------------------
                                                -THESE ITEMS MUST APPEAR ON ALL SHIPPING AND BILLING DOCUMENTS
                                                ---------------------------------------------------------------------
                                                Blanket Order Number       Purchase Order Number or Release
                                                                           Authorization when Blanket Order Number
                                                                           is entered

                                                                                   G92 P000 549862
                                                ---------------------------------------------------------------------

--------------------------------------------------------------------------------
5)   IF YOU FAX THE QUOTE, DO NOT SEND A CONFIRMING COPY IN THE MAIL.

     CONTACT INFORMATION IS:    RAY LARK                PHONE:  313-33-71444,
                                5500 AUTO CLUB DRIVE,   FAX: 313-32-37316
                                SUITE 3E416,
                                DEARBORN, MI  48126


                                                               TOTAL $ 80,280.00


                                  PAGE 2 OF 2              LINE ITEM TOTAL = 1

VIA TELECOPY (765)827-7662

October 19, 1999

Ms. Shirley Blanton-Wise
Ford CCD Electronics & Refrigeration
4747 Western Avenue
Connersville, IN  47331

RE: CLARK FORKLIFTS, (THE "EQUIPMENT") LEASED PURSUANT TO PURCHASE ORDER G92 PO98 524844 (THE "PURCHASE ORDER") TO LEASE ORDER TERMS AND CONDITIONS DATED APRIL 5, 1988.

Dear Shirley:

Equis Financial Group is pleased to offer the following Twelve Month extension rates for the equipment leased pursuant to the above referenced Purchase Order. I have also provided you with the current month-to-month rates.

---------------------------------------------------------------------------------------------
Serial No.                Unit No.   6 Mos. Rate     12 Mos. Rate    24 Mos. Rate   Purchase
---------------------------------------------------------------------------------------------
CY685-0083-7413           689        210.00          185.00          155.00C        4,750.00
---------------------------------------------------------------------------------------------
AE685-0110-6985           687        230.00          195.00          165.00A        4,500.00
---------------------------------------------------------------------------------------------
AE685-0111-6985           688        230.00          195.00          165.00A        4,500.00
---------------------------------------------------------------------------------------------
DE685-0105-6985           682        200.00          170.00          140.00D        4,000.00
---------------------------------------------------------------------------------------------
DE685-0107-6985           684        200.00          170.00          140.00D        4,000.00
---------------------------------------------------------------------------------------------
DE685-0108-6985           685        200.00          170.00          140.00D        4,000.00
---------------------------------------------------------------------------------------------
BE357-0144-7255           633        185.00          160.00          130.00B        3,800.00
---------------------------------------------------------------------------------------------
EE357-0121-7255           610        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0122-7255           611        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0123-7255           612        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0124-7255           613        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0125-7255           614        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0126-7255           615        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0127-7255           616        145.00          125.00          110.00         3.225.00
---------------------------------------------------------------------------------------------
EE357-0128-7255           617        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0129-7255           618        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0130-7255           619        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0131-7255           620        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0113-7255           602        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0114-7255           603        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0115-7255           604        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0116-7255           605        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0117-7255           606        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0133-7255           622        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0134-7255           623        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0137-7255           626        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0138-7255           627        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
EE357-0139-7255           628        145.00          125.00          110.00         3,225.00
---------------------------------------------------------------------------------------------
                        TOTAL     $4,500.00       $3,870.00       $3,345.00       $97,275.00
---------------------------------------------------------------------------------------------

Page Two
October 19, 1999


The above referenced extension rates shall begin as of January 1, 2000 and shall expire either 6, 12, or 24 months from that date. The purchase options shall be effective as of January 1, 2000. These rates are only effective for their respective terms either 6, 12 or 24 months. Please remember, Ford Motor Company has the option to return these trucks upon 90 days prior written notice in accordance with the Lease Order Terms and Conditions dated as of April 5, 1988. This lease shall continue at the current monthly rate until such time as written notice is received by Equis Financial Group as to your decision to renew, purchase or return this Equipment.

Please review the above-stated options and contact me regarding your decision at
(617) 854-5863.

Sincerely,


/s/ DEBBIE SIMPSON
------------------------
Debbie Simpson
Manager/Syndication

CONFIRMATION REPORT - MEMORY SEND

                                               Time:  October 19, 1999 16:15
                                               Fax number:
                                               Name:


Job                     :   634

Date                    :   Oct-19  16:14

To                      :   17658277662

Doc. pages              :   03

Start time              :   Oct-19  16:14

End time                :   Oct-19  16:15

Pages sent              :   03

Job:  634                   *** SEND SUCCESSFUL ***

FAX                                                        EQUIS FINANCIAL GROUP
                                                                 88 Broad Street
                                                                Boston, MA 02110

Date:   10/19/99
Number of pages including cover sheet:  3


To:  Ford Motor Company                         From:
            Ms. Shirley Blanton-Wise                    Debbie Simpson
--------------------------------------          --------------------------------
--------------------------------------          --------------------------------
--------------------------------------          --------------------------------
--------------------------------------          --------------------------------
Phone:      765-827-7453                        Phone:  617-854-5863[ILLEGIBLE]
Fax Phone:  765-827-7667                        Fax Phone:  617-895-0596
CC.

================================================================================
[ ] Urgent    [ ] For your review      [ ] Reply ASAP       [ ] Please comment

Following please find a listing of trucks on lease to the Connersville Plant. Please let me know what option you would like to accept.

I appreciate your time and assistance.

Thank you.

--------------------------------------------------------------------------------

FORD LOGO   Request for Quotation
            Original                    Date:  02/15/00   Quote No. G92   549862

                                        RETURN QUOTE BY:  02/24/00 12:17 AM

--------------------------------------------------------------------------------
 PLEASE QUOTE FIRM PRICE AND DELIVERY DATE FOR THE GOODS AND SERVICES DESCRIBED
      BELOW AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS WHICH HAVE BEEN
                  PROVIDED SEPARATELY. ADDITIONAL COPIES OF THE
               TERMS AND CONDITIONS ARE AVAILABLE FROM THE BUYER.
--------------------------------------------------------------------------------

                                        MAIL OR DELIVER QUOTE TO:
00071-000162  01-02
EQUIS FINANCIAL GROUP   J0V9U            ATTN:  RAYMOND LARK (4648)     AB6RA
EQUIS FINANCIAL GROUP                           VISTEON AUTOMOTIVE SYS FO
88 BROAD STREET                                 5500 AUTO CLUB DRIVE
BOSTON, MA  02110                               BLDG CORPORATE
                                                DEARBORN, MI  48126

SHIP TO:
ATTN:  S. BLANTON-WISE  CC05A                   DELIVERY DATE:  01/01/00
FORD CCD CONNERSVILLE VIS                       NOTE:  IF A LINE ITEM DELIVERY
4747 WESTERN AVENUE                             SCHEDULE APPEARS BELOW, IT
CONNERSVILLE, IN  47331                         SUPERCEDES THE DELIVERY DATE
                                                ABOVE

--------------------------------------------------------------------------------
LINE NO.*         ITEM NUMBER*               QUANTITY*   U/M*        UNIT PRICE
--------------------------------------------------------------------------------
001               PLANT PART # - MISC 001259    24     MONTHS        $3,345.00
                  R000033R14
                  RENEW LEASE ON 28 LIFT TRUCKS FOR 24 MONTHS FROM JANUARY 2000
                  THRU DECEMBER
********************************************************************************
**ATTENTION SUPPLIER:  YOU MUST RETURN THIS REQUEST FOR QUOTE (RFQ) INCLUDING:
1)  PROVIDE THE PROPER UNIT PRICE FOR EACH LINE ITEM ON THE FORD RFQ.
2)  PROVIDE A GRAND TOTAL LINE AFTER THE LAST LINE ITEM.
3)  SIGN THE FORD RFQ FORM AND INCLUDE DELIVERY TIMES AND TERMS
4)  IF YOU CAN'T MAKE THE RFQ DUE DATE CALL THE ENGINEER TO REQUEST AN

                                                       GRAND TOTAL:  $80,280.00


REQUESTOR:  S. BLANTON-WISE - (317) 827-7453
BUYER:  RAYMOND LARK (4648) -

--------------------------------------------------------------------------------
    QUOTATIONS MUST BE PER UNIT OF MEASURE AND SUBMITTED ON THIS FORM BY THE
                                 DATE INDICATED
--------------------------------------------------------------------------------
SHIPPING POINT    TRANSPORTATION TERMS   PAYMENT TERMS    F.O.B.   DELIVERY DATE
                                                                      1-1-2000
--------------------------------------------------------------------------------
VENDOR                                   SIGNED                    DATE
  EQUIS FINANCIAL GROUP                /s/ DEBRA SIMPSON              2-22-00
--------------------------------------------------------------------------------
                                   PAGE 1 OF 2          LINE ITEM TOTAL = 1

FORD LOGO   Request for Quotation
            Original                    Date:  02/15/00   Quote No. G92   549862

                                        RETURN QUOTE BY:  02/24/00 12:17 AM

5) EXTENSION AND TELL THE ENGINEER TO INFORM THE BUYER OF THE NEW DATE* IF YOU FAX THE QUOTE, DO NOT SEND A CONFIRMING COPY IN THE MAIL* MY

         CONTACT INFORMATION IS: RAY LARK                 PHONE: 313-33-71444
                                 5500 AUTO CLUB DRIVE     FAX:   313-32-37316
                                 SUITE 3E416
                                 DEARBORN, MI  48126
 *****************************                    *****************************

HE FOLLOWING ADDRESS INDICATES THE LOCATION TO WHICH FORD WILL SEND YOUR PAYMENT IF YOU ARE AWARDED THIS CONTRACT. IF THE ADDRESS IS NOT CORRECT, PLEASE NOTIFY THE BUYER AS SOON AS POSSIBLE.

            EQUIS FINANCIAL GROUP               JOV9U
            P.O. BOX 360178
            PITTSBURGH, PA  15251-617

            SHIP TO LOCATION:
            FORD CCD CONNERSVILLE VIS           CC05A
            4747 WESTERN AVENUE
            CONNERSVILLE, IN  47331
            REQUESTED DELIVERY:  01/01/00

                                   PAGE 2 OF 2           LINE ITEM TOTAL = 1

                       1051 Ford Purchase Order Extension

Rental Schedule:        C524844-RN4

New Rental Schedule:    C549862-RN5

Extension Period:       1-1-2000-12-31-2001 (24 MOS)


1.          Input on AS-400:                     [X]

2.          Update Ford Unit #:                  [X]

3.          Update Ford Misc #:                  [X]

4.          Update Equity Owner:                 [X]

5.          Permanent Debt:                       --
            (only if owned by PW)

6.          Stop bill form:                      [X] TO MAY 4-28-00

7.          Canceled Note & Security:             --

8.          Activation Report:                   [X] TO MAY 5-1-00 VIA FAX
                                                                  & IN-BOX

9.          Original Title:                       --

10.         Fax, PO, Schedule A & B:              --
            (only if owned by PW)

11.         Prep for Scanning:
                                                ------

                  Extension Approval:           /s/
                                                ------


Comments:
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

[FORD LOGO]  Purchase Order Original-
                                                  ----------------------------------------------------------------
                                                  - THESE ITEMS MUST APPEAR ON ALL SHIPPING AND BILLING DOCUMENTS
                                                  ----------------------------------------------------------------
                                                  Blanket Order Number     Purchase order number of Release
                                                                           Authorization when Blanket Order Number
                                                                           is entered

                                                                                B74 P000 879093
                                                  ----------------------------------------------------------------
Buyer agrees to purchase and receive              Title Transfer Point (F.O.B.)              Date of Order
Ship to:                                          DESTINATION                                03/27/00
EQUIS FINANCIAL GROUP   J0V9U                     ----------------------------------------------------------------
88 BROAD STREET                                   Transportation Terms                       Delivery Date
BOSTON, MA  02110                                 PREPAID BUT CHARGED TO CUSTOMER            03/16/00
ATTN:  DEBBIE SIMPSON               1051          ----------------------------------------------------------------
                                                  Payment Terms
                                                  NET 15TH & 30TH PROX
                                                  ----------------------------------------------------------------
                                                  Routing                                    Funds
                                                  SELLER'S DELIVERY                          U.S. DOLLARS
------------------------------------------------------------------------------------------------------------------
000183000574 01-02 [ILLEGIBLE]                    Taxes                         Invoice To:              FD220
EQUIS FINANCIAL GROUP   J0V9U                     See Buyer's Standard Terms    FORD MOTOR CO
88 BROAD STREET                                   and Conditions.               CENTRAL ACCOUNTING SERVICES
BOSTON, MA  02110                                 Permit No.                    P.O. BOX 6202
                                                                                DEARBORN              MI   48121


(Seller) will sell and deliver the supplies
and services specified herein in accordance
with Buyer's standard terms and conditions
(Form No. FGT25, rev 4/97) which have been
provided separately. Additional copies are
available from Buyer.
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
LINE NO.         ITEM NUMBER                                  QUANTITY*         U/M*                  UNIT PRICE
------------------------------------------------------------------------------------------------------------------
001              PLANT PART # - MISC 002896                       1             LOT                   10,720.0000C
------------------------------------------------------------------------------------------------------------------
UNIT #      SERIAL #                $/MO        FROM/TO     PLANT
137B        Y685-0008-7413                      $335.00     9/1/98-12/31/99         CHICAGO ASSEMBLY 399974-8RN
136B        Y685-0009-7413                      $335.00     9/1/98-12/31/99         CHICAGO ASSEMBLY 399974-8RN

                                                                                TOTAL  $                $10,720.00

RENEWED AS:
----------
399974-8RN7



REQUESTOR:  TUNG DO - 3138457908
BUYER:  SUE STRAYER (4646) - (313) 390-1874
REQUISITION NO.:  RQ00076R47


                PAGE 1 OF 1              LINE ITEM TOTAL = 1

                       1051 Ford Purchase Order Extension

Rental Schedule:        399974-8RN6
                        -----------

New Rental Schedule:    399974-8RN7
                        -----------

Extension Period:       9-1-98-12-31-99 (16 MONTHS)
                        ---------------------------


1.          Input on AS-400:                     |X|
                                                 ------------------

2.          Update Ford Unit #:                  |X|
                                                 ------------------

3.          Update Ford Misc #:                  |X|
                                                 ------------------

4.          Update Equity Owner:                 |X|
                                                 ------------------

5.          Permanent Debt:                      --
            (only if owned by PW)                ------------------

6.          Stop bill form:                      |X| TO MAY 4-24-00
                                                 ------------------

7.          Canceled Note & Security:            ------------------

8.          Activation Report:                   |X| TO MAY 4-24-00
                                                 ------------------

9.          Original Title:                      --
                                                 ------------------

10.         Fax, PO, Schedule A & B:             --
            (only if owned by PW)                ------------------

11.         Prep for Scanning:                   ------------------

                  Extension Approval:            /s/ GDD
                                                 ------------------


Comments:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

[LOGO] EQUIS
       -------------------------------------------------------------------------
       FINANCIAL GROUP


December 16, 1999



Mr. Tung Do
Ford Motor Company
17101 Rotunda Drive
Dearborn, MI  48121

Dear Tung:

Following please find extension pricing to make the monthly rental payments for this lease current as of December 31, 1999 as per out telephone conversation last week.

Please issue a purchase order as follows:

PURCHASE ORDER:                 B74 P097 863174
EXPIRATION DATE:                AUGUST 30, 1998
PLANT:                          CHICAGO ASSEMBLY PLANT
MANUFACTURER:                   CLARK C5004580
MODEL:                          C500YS80
SERIAL NO/UNIT NO.:             Y685-0008-7413(137B),
                                Y685-0009-7413(136B)
EXTENSION PERIOD:               SEPTEMBER 1, 1998- DECEMBER 31, 1999
EXTENSION PAYMENT:              $670.00 PER MONTH, 16 MONTHS = $10,720.00

PLEASE USE SUPPLIER CODE:       J0V9U

Please call should you have any questions. Thank you for your time and assistance.

Sincerely,



/s/ DEBBIE SIMPSON
------------------
Debbie Simpson
Account Manager

   88 Broad Street, Boston Massachusetts 02110 617-854-5800, FAX 617-695-0596
                                 BOSTON STAMFORD

[FORD LOGO]  Purchase Order Original-
                                                  ----------------------------------------------------------------
                                                  - THESE ITEMS MUST APPEAR ON ALL SHIPPING AND BILLING DOCUMENTS
                                                  ----------------------------------------------------------------
                                                  Blanket Order Number     Purchase order number of Release
                                                                           Authorization when Blanket Order Number
                                                                           is entered

                                                                                B74 P000 880965
                                                  ----------------------------------------------------------------
Buyer agrees to purchase and receive              Title Transfer Point (F.O.B.)              Date of Order
Ship to:                                          DESTINATION                                08/18/00
EQUIS FINANCIAL GROUP   J0V9U                     ----------------------------------------------------------------
88 BROAD STREET                                   Transportation Terms                       Delivery Date
BOSTON, MA  02110                                 PREPAID BUT CHARGED TO CUSTOMER            07/18/00
ATTN:  DEBBIE SIMPSON                             ----------------------------------------------------------------
                                                  Payment Terms
                                                  NET 15TH & 30TH PROX
                                                  ----------------------------------------------------------------
                                                  Routing                                    Funds
                                                  SELLER'S DELIVERY                          U.S. DOLLARS
------------------------------------------------------------------------------------------------------------------
000216000612 01-02                                Taxes                         Invoice To:
EQUIS FINANCIAL GROUP   J0V9U                     See Buyer's Standard Terms    DO NOT INVOICE
88 BROAD STREET                                   and Conditions.               ERS CODE 1
BOSTON, MA  02110                                 Permit No.                    SEE INSTRUCTIONS BELOW



(Seller) will sell and deliver the supplies
and services specified herein in accordance
with Buyer's standard terms and conditions
(Form No. FGT25, rev 4/97) which have been
provided separately. Additional copies are
available from Buyer.
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
LINE NO.         ITEM NUMBER                                  QUANTITY*         U/M*                  UNIT PRICE
------------------------------------------------------------------------------------------------------------------
001              PLANT PART # - MISC 007805                       1             LOT                   50,400.00000
------------------------------------------------------------------------------------------------------------------
PLANT             UNIT#       SERIAL#          SUPPLIER        EXPDATE       MTHLY AM       MTS         AMOUNT
==================================================================================================================
OHIO ASSM         1139        507235               YA          06/30/00        $330.00         6        $1980.00    A861536
OHIO ASSM         1137        507245               YA          06/30/00        $330.00         6        $1980.00    A861536
WALTON HILLS      007         B1459                AU          06/30/00       $1250.00         8        $10000.00   B300609
WALTON HILLS      008         B1460                AU          06/30/00       $1250.00         8        $10000.00   B300609
ST. THOMAS        177B        E68500047743         CL          06/30/00        $310.00         5        $1550.00    227336-9
ST. THOMAS        171A        E68500127743         CL          06/30/00        $310.00         5        $1550.00    227336-9
ST. THOMAS        176A        E68500057745         CL          06/30/00        $310.00         5        $1550.00    227336-9
ST. THOMAS        160B        E68500147745         CL          06/30/00        $310.00         5        $1550.00    227336-9
ST. THOMAS        189A        505403               YA          06/30/00        $305.00         6        $1830.00    215452-0
ST. THOMAS        190A        505404               YA          06/30/00        $305.00         6        $1830.00    215452-0
MAUMEE            F115        D004V05209M          HY          06/30/00        $575.00         6        $3450.00    300549-1
CHICAGO ASSM      137B        Y68500087413         CL          06/30/00        $335.00         6        $2010.00    399974-8
CHICAGO ASSM      136B        Y68500097413         CL          06/30/00        $335.00         6        $2010.00    399974-8
WOODHAVEN         J570        501529B              SH          06/30/00        $385.00         6        $2310.00    300427-9
WOODHAVEN         J500        501530B              SH          06/30/00        $385.00         6        $2310.00    300427-9
WOODHAVEN         J574        501531B              SH          06/30/00        $385.00         6        $2310.00    300427-9
WAYNE ASSM        538         06004983             RA          04/30/00        $545.00         4        $2180.00    B108418-2
============================================
$50,400.00

10-3-00 LM Ford A/P - did a check get issued?



REQUESTOR:   CANDACE SOLOMON - 3133223250
BUYER:  SUE STRAYER (4646) - (313) 390-1874
REQUISITION NO.:  RQ00033R19

10/19/00 CP
CK 00547871

PAGE 1 OF 2                                                 LINE ITEM TOTAL = 1

[FORD LOGO]  Purchase Order Original-
                                                  ----------------------------------------------------------------
                                                  - THESE ITEMS MUST APPEAR ON ALL SHIPPING AND BILLING DOCUMENTS
                                                  ----------------------------------------------------------------
                                                  Blanket Order Number     Purchase order number of Release
                                                                           Authorization when Blanket Order Number
                                                                           is entered

                                                                                B74 P000 880965
                                                  ----------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
DO NOT INVOICE OR SEND PRICE ADVICE
FORD'S PAYMENT OBLIGATION IS AS SPECIFIED IN THE PURCHASE ORDER. IF PRICE SHOWN
ON THIS DOCUMENT IS NOT CORRECT CONTACT BUYER SHOWN ON THIS ORDER BEFORE
SHIPMENT. IF PAYMENT IS NOT RECEIVED OR PAYMENT REFLECTS INCORRECT QUANTITY,
CONTACT REQUESTER SHOWN ON THIS ORDER. IF ORDER SPECIFIES PREPAID AND SUMMARY
FREIGHT, INVOICE FREIGHT TO P.O. BOX 6015, DEARBORN, MI 48121 DIRECT EVALUATED
RECEIPT SETTLEMENT (ERS) OR PAYMENT INQUIRIES TO (734) 525-7800.

PER MASTER LEASE AGREEMENT WITH EQUIS; ADVANCED MANUFACTURING ENGINEERING TRACKS
AND MANAGES ALL FORKLIFT LEASING. DOCUMENTATION ON FILE IN THEIR OFFICE. SUE
STRAYER 8/18/00

                                                                                                 TOTAL $ 50,400.00




                                PAGE 2 OF 2                 LINE ITEM TOTAL = 1

June 30, 2000

via electronic mail; CMOVALSO@FORD.COM

Mr. Chuck Movalson
Ford Motor Company
17101 Rotunda Drive
Dearborn, MI  48121

Dear Chuck:

The following trucks will be returned by Ford Motor Company in the very near future. Please issue a purchase order to cover the outstanding rent.

Please issue a purchase order as follows:

Previous Purchase Order:             B 74 PO00 879093
Expiration Date:                     December 31, 1999
Plant:                               Chicago Assembly Plant
Manufacturer:                        Clark
Model:                               C500YS80
Serial No./Unit No.:                 Y685-0008-7413(137B),
                                     Y685-0009-7413(136B)
Extension Period:                    January 1, 2000 - June 30, 2000
Extension Payment:                   $670.00 per month, 6 months = $4,020.00
                                     ($335.00 per truck, per month)

PLEASE USE SUPPLIER CODE:  JOV9U

Please call should you have any questions. Thank you for your time and assistance.

Sincerely,



/s/ DEBBIE SIMPSON
------------------
Debbie Simpson
Account Manager